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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) FEBRUARY 17, 1998

                           CONTINENTAL CIRCUITS CORP.
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

        0-25554                                         86-0267198
(Commission File Number)                    (I.R.S. Employer Identification No.)

3502 EAST ROESER ROAD, PHOENIX, ARIZONA                   85040
(Address of Principal Executive Offices)                (Zip Code)

                                 (602) 268-3461
              (Registrant's Telephone Number, Including Area Code)
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ITEM 5. OTHER EVENTS.


      On February 17, 1998, Continental Circuits Corp. announced that its Board of Directors has accepted the offer of Hadco Corporation to acquire Continental Circuits for $23.90 per share, or approximately $185 million in cash, plus the assumption of approximately $33 million of debt. As a result of the transaction, it is anticipated that Continental Circuits will become a wholly owned subsidiary of Hadco, and will operate as a stand-alone division. A.G. Edwards & Sons served as financial advisor to Continental Circuits on the transaction.

      Headquartered in Salem, New Hampshire, Hadco is the largest manufacturer of advanced electronic interconnect products in North America. Hadco offers a wide array of sophisticated manufacturing, engineering and systems integration services to meet its customers' electronic interconnect needs. Hadco's principal products are complex multilayer rigid printed circuits and backplane assemblies. Hadco's customers are a diverse group of original equipment manufacturers and contract manufacturers in the computing, data communications/telecommunications and industrial automation industries, including process controls, automotive, medical and instrumentation. Hadco operates ten facilities, with nine facilities in the United States and one facility in Malaysia.

      Frederick G. McNamee, III, Chairman, President and Chief Executive Officer of Continental Circuits, stated, "With the combination of Hadco and Continental Circuits, we will unite the efforts of two of the stronger and more technologically advanced interconnect manufacturers in North America. The companies will have the opportunity to continue their research and technology development together, which will help Hadco better serve the combined customer base. In addition, we believe Hadco represents an excellent opportunity for our employees to benefit from the additional growth prospects in the electronics industry."

      Andrew E. Lietz, Chief Executive Officer of Hadco, stated, "Our objective is to enhance our leadership position in the global interconnect market. With the worldwide proliferation of complex electronic products, the increased scale of operations provided by the Hadco and Continental Circuits combination will allow Hadco to offer the greatest array of technologically advanced interconnect products in the world. On a geographic basis, the acquisition of Continental Circuits provides us with a significant Southwest presence in volume and quick-turn prototype production of high quality printed circuit board capability. Regarding customer base, Continental Circuits has developed many long term relationships with leading companies in the electronic industry that will be very complementary to Hadco's customer base. The acquisition is a key element in Hadco's long-term growth strategy."

      Headquartered in Phoenix, Arizona, Continental Circuits manufactures complex multilayered circuit boards and flexible circuits used in sophisticated electronic equipment produced by leaders in the computer, communications, instrumentation and industrial control industries, including original equipment manufacturers and contract assemblers.


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      The statements contained in this report regarding serving the integration of the combined companies, leadership position of the combined companies, ability of the combined companies to service the combined customer base and benefits to employees of Continental Circuits resulting from the transaction constitute "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include, but are not limited to, such factors as the possible intervention of regulatory authorities, general economic conditions, business conditions in the electronics industries, the demand for the products of the combined companies, the ability of the companies to consummate the transaction, manage growth, and effectively integrate the acquisition into their existing operations, and other risks and uncertainties described in reports and other documents filed by Continental Circuits from time to time with the Securities and Exchange Commission. Any of the assumptions could prove inaccurate, and therefore there can be no assurance that the forward-looking information will prove to be accurate.


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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CONTINENTAL CIRCUITS CORP.



February 17, 1998                   By /S/ Joseph G. Andersen
                                       -------------------------
                                           Joseph G. Andersen
                                           Vice President - Finance and
                                           Chief Financial Officer